                                                                  Exhibit No. 12

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS TO FIXED CHARGES

                                  (Unaudited)


The computations of the ratio of earnings to fixed charges for the nine months ended September 30, 1996 and 1995, for the ten months ended December 31, 1995, and for the years ended February 28 or 29, 1995, 1994, 1993 and 1992 are set forth below (in thousands except ratio). In the years ended February 29, 1992 and February 28, 1994, income from continuing operations before fixed charges and income taxes (Earnings) were inadequate to cover fixed charges. The deficiencies were $54.3 million and $12.9 million for the years ended February 29, 1992 and February 28, 1994, respectively.




                                      Nine Months Ended          Ten Months
                                         September 30,              Ended                Year Ended February 28 or 29,
                                ------------------------------    December 31,  -----------------------------------------------
                                     1996           1995             1995            1995            1994            1993
                                -------------   --------------  --------------  --------------  --------------- ---------------
Income before income
  taxes, minority interests,
  and extraordinary item         $     9,285      $    2,542       $    6,303      $    1,239      $  (12,877)    $    14,894

Less:
  Minority interest of fifty-
    percent-owned subsidiary          (4,725)         (1,315)          (1,960)              -               -               -
                                -------------   --------------  --------------  --------------  --------------- ---------------

Income before income
  taxes and extraordinary item
  and after minority interest
  of fifty-percent-owned
  subsidiary                           4,560           1,227            4,343           1,239          (12,877)         14,894
                                -------------   --------------  --------------  --------------  --------------- ---------------
Fixed charges:
  Interest expense                    12,829          12,117           13,255          14,799            8,212           8,629
  Interest factor in
    rental expense                     7,865           7,537            8,317          10,392           10,278          10,522
                                -------------   --------------  --------------  --------------  --------------- ---------------

  Total fixed charges                 20,694          19,654           21,572          25,191           18,490          19,151
                                -------------   --------------  --------------  --------------  --------------- ---------------

Earnings                        $     25,254    $     20,881     $     25,915    $     26,430    $       5,613   $      34,045
                                =============   ==============  ==============  ==============  =============== ===============

Earnings to fixed charges                1.2             1.1              1.2             1.0              N/A             1.8
                                =============   ==============  ==============  ==============  =============== ===============

                                  Year Ended February 28 or 29,
                                  ----------------------------
                                       1992
                                  ----------------------------
Income before income
  taxes, minority interests,
  and extraordinary item             $  (54,310)

Less:
  Minority interest of fifty-
    percent-owned subsidiary                  -
                                  --------------

Income before income
  taxes and extraordinary item
  and after minority interest
  of fifty-percent-owned
  subsidiary                            (54,310)
                                  --------------
Fixed charges:
  Interest expense                       10,778
  Interest factor in
    rental expense                       10,861
                                  --------------

  Total fixed charges                    21,639
                                  --------------

Earnings                           $    (32,671)
                                  ==============

Earnings to fixed charges                   N/A
                                  ==============
